Exhibit 10.22
SUBJECT TO SECTION 5.3 HEREOF, THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS WITHOUT REGISTRATION.
WARRANT TO PURCHASE STOCK

Corporation:	SPS COMMERCE, INC., a Delaware corporation
Initial Number of Shares:	20,435
Class of Stock:	Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”)
Initial Exercise Price:	$0.97875 per share
Issue Date:	As of May 20, 2004
Expiration Date:	May 20, 2011
     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.
     For background information only, the Initial Number of Shares was determined from the quotient (rounded up to the nearest whole number) resulting from dividing $20,000 by the Warrant Price. Holder and the Company hereby acknowledge and agree that this Warrant is issued by the Company to Holder in exchange for that certain Amended and Restated Warrant to Purchase Stock, issued by the Company to Holder on May 16, 2003 for the purchase of 400,044 shares of the Company’s Series A Convertible Preferred Stock at an initial exercise price of $0.30 per share (the “Prior Warrant”). Promptly (and in any event within 2 business days) following Holder’s receipt of this Warrant duly issued by the Company, Holder will return the original of the Prior Warrant to the Company for physical cancellation; provided, however, that Holder and the Company hereby agree that, effective from and after the concurrent delivery to Holder of this Warrant duly issued by the Company, then for all purposes the Prior Warrant shall be deemed cancelled and of no further force and effect.

ARTICLE 1. EXERCISE.
     1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.
     1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.
     1.3 Fair Market Value. If the Shares (or the Company’s stock into which the Shares are convertible) are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If neither the Shares nor the Company’s stock into which the Shares are convertible is traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.
     1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired under Section 1.1 or not so converted under Section 1.2.
     1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.
     1.6 Assumption on Sale, Merger. or Consolidation of the Company.
          1.6.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the · outstanding voting securities of the surviving entity after the transaction.

          1.6.2 Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares (as applicable) shall be adjusted accordingly.
ARTICLE 2. ADJUSTMENTS TO THE SHARES. During the term of this Warrant, this Article 2 applies, as of any date of determination, solely to the remaining Shares issuable (but not already issued) upon exercise of this Warrant under Section 1.1 or conversion of this Warrant under Section 1.2; it being understood and agreed that, with respect to any Shares already issued upon exercise or conversion of this Warrant, those issued Shares are entitled to adjustment from time to time in the manner set forth in the Company’s Certificate of Incorporation then in effect (but not further adjustment under this Section 2) but not entitled to any further adjustment pursuant to this Article 2.
     2.1 Stock Dividends, Stock Splits, Etc. If the Company declares or pays a dividend on its Series B Preferred Stock payable in Series B Preferred Stock, or other securities, or subdivides the outstanding Series B Preferred Stock into a greater amount of Series B Preferred Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If the outstanding shares of Series B Preferred Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price then in effect shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately reduced.
     2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event (excluding an adjustment event covered by Section 2.1) that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the terms of the Company’s Certificate of Incorporation, as then in effect, upon the closing of a registered public offering of the Common Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price then in effect and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.
     2.3 Adjustments for Diluting Issuances. The number of shares of common stock of Borrower issuable upon conversion of the Shares under this Warrant shall be subject to adjustment, from time to time, in the manner set forth in the Company’s Certificate of Incorporation. The provisions set forth in the Company’s Certificate of Incorporation as of the Issue Date relating to the above, as applied to the number of shares of common stock issuable upon conversion of the Shares under this Warrant, may not be amended, modified or waived, without the prior written consent of Holder, unless such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares that may be purchased by the Holder under this Warrant.
     2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation, as then in effect, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.
     2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.
     2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer or its chief executive officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.
ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
     3.1 Representations and Warranties. The Company represents and warrants to Holder as follows:

          (a) The initial Warrant Price referenced on the first page of this Warrant is less than or equal to the price per share (after taking into account adjustments resulting from the Company’s 1-for-20 share consolidation effective July 15, 2003) at which shares of the Series B Preferred Stock of the Company were previously issued (and if they were issued at more than one price, the lowest of such prices)).
          (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and except for any liens or encumbrances incurred by Holder.
          (c) The Capitalization Table dated as of December 31, 2003 previously provided to Holder remains true and complete as of the Issue Date.
     3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of the Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of the Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to above; (2) in the case of the matters referred to above, at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of the Common Stock will be entitled to exchange their shares of the Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.
     3.3 [Reserved]
ARTICLE 4. REPRESENTATIONS, WARRANTIES OF HOLDER. Holder represents and warrants to the Company as follows:
     4.1 Purchase for Own Account. Except for transfers to Holder’s Affiliates, this Warrant and the Shares to be issued upon exercise or conversion of this Warrant by Holder and any Common Stock that may be issued upon conversion of such issued Shares will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares. As used in this Warrant, the term “Affiliate” shall have the meaning ascribed to such term set forth in Rule 144 promulgated under the Securities Exchange Act of 1934, as amended.
     4.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
     4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
     4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.
     4.5 No Public Market. Holder further understands that at the time it wishes to sell this Warrant (or its underlying securities) there might not be a public market through which it could make such a sale, and that even if a public market exists at such time, the current public information requirements of Rule 144 might not be satisfied at such time. In that event, Holder might be precluded from selling this Warrant (or its underlying securities) under Rule 144 even if the one-year minimum holding period has been satisfied.
ARTICLE 5. MISCELLANEOUS.
     5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

     5.2 Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
SUBJECT TO SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE STOCK, ISSUED APRIL 30, 2004, BY THE COMPANY TO HOLDER, THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS WITHOUT REGISTRATION.
     5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).
The Company shall not require Holder to provide an opinion of counsel: (a) if the transfer is to an Affiliate of Holder and the Company receives a copy of the assignment document in substantially the form attached as Appendix 2 hereto, executed by both the transferor and the transferee; or (b) if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents in reasonable detail that it has complied with Rule 144(d) and (e), the selling broker represents in reasonable detail that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.
     5.4 Transfer Procedure. Subject to the provisions of Section 5.3, upon receipt by Holder of the executed Warrant, Holder will transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to Silicon Valley Bancshares, Holder’s parent company, pursuant to an assignment document in substantially the form attached as Appendix 2 hereto. Subject to the provisions of Section 5.3, Holder or Silicon Valley Bancshares (if applicable) may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to The Silicon Valley Bank Foundation, or to any Affiliate of Holder, or to any other transferee, by giving the Company written notice of the portion of the Warrant, Shares, or securities being transferred with the name, address and taxpayer identification number of the transferee and surrendering this Warrant or the certificate or certificates evidencing such Shares or securities to the Company (together with duly executed assignment documents) for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to any person who directly competes with the Company unless the Company’s stock is publicly traded.
     5.5 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or Holder from time to time. All notices to Holder shall be addressed as follows:
Silicon Valley Bank
Attn: Treasury Department
3003 Tasman Drive, HG 110
Santa Clara, CA 95054
All notices to the Company shall be addressed as follows:
SPS Commerce, Inc.
Attention: Chief Executive Officer
1450 Energy Park Drive, Suite 127
St. Paul, MN 55108
with a non-mandatory copy to:
Faegre & Benson LLP
Attention: Andrew G. Humphrey
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis. MN 55402
     5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
     5.7 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable
     5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.
     5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.
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          This Warrant to Purchase Stock has been executed and delivered as of the date first written above.

“COMPANY”

SPS COMMERCE INC.

By: Name:	/s/ Thomas C. Velin Thomas C. Velin
Title:	CEO

“HOLDER”

SILICON VALLEY BANK

By: Name:	/s/ Patrick McCarthy Patrick McCarthy
Title:	Senior Vice President
SIGNATURE PAGE